UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 4, 2005

LCC International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21213	54-1807038
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7925 Jones Branch Drive, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-873-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 4, 2005, LCC International, Inc. (the "Company") announced that it has entered into an employment agreement (the "Employment Agreement") with Dean J. Douglas ("Mr. Douglas") pursuant to which the Company has engaged Mr. Douglas to serve as its President and Chief Executive Officer and as a member of the Company’s board of directors (the "Board"), in each case effective as of the date on which he commences providing services to the Company. The Board has approved the Employment Agreement and appointed Mr. Douglas as a member of the Board, effective as described in the preceding sentence. The Company anticipates that Mr. Douglas will commence his employment on or about October 17, 2005.
Pursuant to the terms of the Employment Agreement, Mr. Douglas will receive an annual salary of $375,000. Mr. Douglas’ annual salary may be increased in the future if approved by the Board or the Compensation Committee of the Board (the "Compensation Committee"). For calendar year 2005, Mr. Douglas will be paid a bonus of $175,000, of which $75,000 must be used to purchase shares of the Company’s Class A common stock on the open market. For calendar years commencing with 2006, Mr. Douglas will be entitled to such annual bonuses as may be authorized by the Board. Mr. Douglas’ target annual bonus will be 100% of his annual salary, based upon achievement of individual and objective annual performance criteria established by the Compensation Committee. In addition to the foregoing, Mr. Douglas will be entitled to participate in any group life, hospitalization or disability insurance plans, health programs, pension and profit sharing plans and similar benefits that may be available generally to other senior executives of the Company. Mr. Douglas will be covered by the Company’s liability insurance policy for directors and officers and will enter into the Company’s standard form of Indemnity Agreement pursuant to which he will be entitled to indemnification by the Company for certain liabilities and expenses he may incur as a result of his service as an officer or director of the Company or, at the request of the Company, as an officer, director or other functionary of another entity. Mr. Douglas is entitled to four weeks of vacation per year, up to $125,000 in reimbursement for reasonable relocation expenses and reimbursement for all ordinary and reasonable out-of-pocket business expenses directly incurred by him in the performance of services for the Company.

The initial term of Mr. Douglas’ employment with the Company begins on the date on which he commences providing services to the Company and ends on December 31, 2007. The Employment Agreement will be renewed automatically for successive two-year periods unless either party notifies the other of non-renewal at least 90 days prior to the end of any term. In addition, the Employment Agreement terminates upon Mr. Douglas’ death and may be terminated at any time by the Company or by Mr. Douglas. If Mr. Douglas’ employment is terminated as a result of his death or by the Company as a result of his Disability (as defined in the Employment Agreement), Mr. Douglas or his estate shall be entitled to receive any earned and unpaid salary, benefits and prior years’ bonuses. If Mr. Douglas’ employment is terminated as a result of his election not to renew the Employment Agreement or as a result of the Company’s election not to renew the Employment Agreement at any time after Mr. Douglas’ sixty-sixth birthday, Mr. Douglas shall be entitled to receive any earned and unpaid salary, benefits, prior years’ bonuses and bonus for his final year of employment. If Mr. Douglas’ employment is terminated by the Company for Cause (as defined below) or by Mr. Douglas without Good Reason (as defined below), Mr. Douglas shall be entitled to receive any unearned salary and benefits (but no bonuses) and he shall be obligated to reimburse the Company for certain of his relocation expenses and a portion of his 2005 bonus. If Mr. Douglas’ employment is terminated by the Company without Cause or by Mr. Douglas for Good Reason or as a result of the Company’s election not to renew the Employment Agreement at any time prior to Mr. Douglas’ sixty-sixth birthday, (i) Mr. Douglas shall be entitled to receive any earned and unpaid salary, benefits and prior years’ bonuses and a severance payment equal to 1 ½ times the sum of Mr. Douglas’ annual salary in effect on the day of termination and his target bonus for the calendar year in which the termination of his employment occurs, or if no target bonus for such calendar year has been set on or prior to the termination of his employment, the target bonus for the prior year (the "Severance Payment"), provided that, if the Mr. Douglas’ employment is terminated within 3 months prior to, or 18 months following, a Change in Control (as defined below), the Severance Payment will equal 2 times the aforesaid sum and (ii) if Mr. Douglas elects COBRA coverage, for a period of 12 months following termination of his employment he shall be entitled payment of the difference between an amount equal to his share of pre-termination group health plan costs and the cost of COBRA coverage. Under the Employment Agreement, (i) the term "Cause" means the commission by Mr. Douglas of any felony or act of fraud or theft, the continuing failure or habitual neglect by Mr. Douglas to perform his duties under the Employment Agreement (after notice and opportunity to cure), any material violation by Mr. Douglas of a material, published Company policy, including without limitation, the Company’s Corporate Standards of Conduct (after notice and opportunity to cure), any material violation by Mr. Douglas of his obligations under the Employment Agreement with respect to confidentiality, assignment of proprietary rights (after notice and opportunity to cure) or non-competition or any material and willful breach of the Employment Agreement by Mr. Douglas (after notice and opportunity to cure), (ii) the term "Good Reason" means a material reduction of Mr. Douglas’ authority, duties and responsibilities, or the assignment to Mr. Douglas of duties materially and adversely inconsistent with his position or positions with the Company and its subsidiaries, or the removal of Mr. Douglas from such position, authority, duties and responsibilities, a reduction Mr. Douglas’ annual salary except in connection with a reduction in compensation generally applicable to senior management employees of the Company, a requirement by the Company that Mr. Douglas’ work location be moved more than 50 miles from the Company’s principal place of business in McLean, VA, the Company’s material and willful breach of the Employment Agreement or the failure of the Company to obtain the assumption of the Employment Agreement by any successors of the Company (in each case after notice and opportunity to cure) and (iii) the term "Change in Control" means the consummation of the sale of all or substantially all of the assets of the Company to another person or entity, the consummation of a merger, consolidation or reorganization of the Company with one or more other entities where the Company is not the surviving entity unless all or substantially all of the persons and entities who were the beneficial owners, respectively, of the combined voting power of all classes of stock of the Company, immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of all class of stock of the entity resulting from such transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction or the consummation of a merger, acquisition or other transaction in which the Company is the surviving corporation that results in any person or entity (other than persons or entities who are holders of 5% or more of the stock of the Company at the time the transaction is approved by the shareholders and other than any affiliate) acquiring beneficial ownership of more than 50% of the combined voting power of all classes of stock of the Company, excluding any change in voting control arising as a result of the conversion of the Company’s Class B common stock to Class A Common Stock or any distribution by the Company’s controlling shareholder to any of its direct or indirect owners, investors or their respective affiliates.

Mr. Douglas has agreed that, during the term of the Employment Agreement and for one year thereafter, he will not , directly or indirectly (whether as an officer, director, employee, consultant, agent, advisor, stockholder, partner, joint venturer, proprietor or otherwise): (i) engage in any Competing Activity (as defined below), (ii) solicit or hire for employment by any person or entity that engages in any Competing Activity, or induce the termination of employment of, any employee or other personnel who is or was providing services to the Company or any of its subsidiaries at the time of, or within the six month period prior to the date of, such solicitation, hiring or inducement or (iii) take any action intended to cause any vendor, customer or business associate of the Company or any of its subsidiaries to terminate, sever, reduce or otherwise adversely alter its relationship with the Company or any of its subsidiaries, provided that Mr. Douglas may serve as an executive, employee, consultant, agent or representative for a person or entity which, directly or indirectly, engages in a Competing Activity in any jurisdictions so long as Mr. Douglas has no direct or indirect involvement with or responsibility for any subsidiary, division, business unit or business line that is engaged in the Competing Activity. In addition, Mr. Douglas may hold as a passive investment securities constituting less than 1% of the outstanding securities of any publicly-traded company that is engaged in a Competing Activity and may serve as a director or member of a similar governing body of any company that is or may be engaged in a Competing Activity if such service has been approved by the Board. Under the Employment Agreement, the term "Competing Activity" means the business of providing (i) wireless technical consulting services, (ii) design or network planning services (including, without limitation, radio frequency, fixed, IP and core network design, optimization and engineering services), (iii) network deployment services (including, without limitation, program management, site acquisition, zoning, permitting, construction management and logistics services), (iv) network post-deployment services (including, without limitation, optimization, technical planning and expansion services, but excluding tower leasing or tower management services), and (v) network operations and maintenance services, in each case either on a turn-key basis or as a contractor for a client that outsources some or all of the forgoing functions, and any other activity in which the Company or any of its subsidiaries (or any of their successors) is engaged, whether through organic business expansion or acquisitions, at the time of the termination of Mr. Douglas’ employment with the Company.

The Employment Agreement also contains, among other things, an agreement by Mr. Douglas to maintain the confidentiality of the Company’s confidential information and to assign to the Company the rights to any and all inventions developed by Mr. Douglas, alone or jointly with others, during his employment with the Company.

Pursuant to the Employment Agreement, the Company has granted Mr. Douglas on October 4, 2005 (the "Grant Date"), under the Company’s Amended and Restated Equity Incentive Plan (the "Plan"), 500,000 restricted stock units with respect to the Company’s Class A common stock (the "Restricted Stock Units") and options to purchase 500,000 shares of the Company's class A common stock for an exercise price of $2.491 per share (the "Plan Options"). The Company has also granted Mr. Douglas additional options to purchase 500,000 shares of the Company's class A common stock for the same per share exercise price (the "Non-Plan Options"). The Company and Mr. Douglas have entered into agreements with respect to the Restricted Stock Units, the Plan Options and the Non-Plan Options (the "Restricted Stock Units Agreement," the "Plan Option Agreement" and the "Non-Plan Option Agreement," respectively).

The Restricted Stock Unit Agreement provides, among other things, that the Restricted Stock Units vest in one-third increments on the first, second and third anniversaries of the grant date, provided that they will vest 100% if Mr. Douglas’ service with the Company is terminated as a result of his death or Disability (as defined in the Plan) or by Company without Cause or by Mr. Douglas for Good Reason. In addition, if there is a Change in Control within 18 months after the Grant Date, the Restricted Stock Units will vest to the extent of 66 2/3% of the total amount thereof. Unvested Restricted Stock Units will be forfeited (i) if Mr. Douglas does not commence providing services to the Company within 90 days of the date of the Employment Agreement or (ii) upon termination of Mr. Douglas’ services as an employee and director other than by reason of his death or disability or by the Company without Cause or by Mr. Douglas without Good Reason.

The Plan Option Agreement and the Non-Plan Option Agreement provide, among other things, that the Plan Options and the Non-Plan Options (collectively, the "Options") vest as to 25% of the total amount thereof if and when the 20-day average closing price per share of the Class A common stock at any time equals or exceeds the following amounts (to be adjusted for stock splits and reverse stock splits): $4.00 (as to the first 25%), $5.75 (as to the second 25%), $7.25 (as to the third 25%) and $9.00 (as to the final 25%), provided that no more than one third of all the outstanding options held by Mr. Douglas may vest in any single calendar year. Any options which do not vest in a particular calendar year as a result of the foregoing limitation will vest on January 1 of the next calendar year. In addition, the Options vest (i) 100% upon Mr. Douglas’ death or Disability, (ii) to the extent of 50% of the total amount thereof (unless otherwise vested to a greater extent), in the event of a Change in Control within 18 months following the grant date and (iii) 100% if Mr. Douglas’ service as an employee and director is terminated by the Company other than for Cause or by Mr. Douglas for Good Reason, in each case within 3 months prior to, or 18 months following, a Change in Control. The Options (vested and nonvested) terminate automatically if Mr. Douglas does not commence providing services to the Company within 90 days of the date of the Employment Agreement or if Mr. Douglas’ service is terminated by the Company for Cause or 30 days following termination of Mr. Douglas’ service as an employee and director of the Company, except (i) if Mr. Douglas’ service is terminated as a result of his death or Disability, the Options terminate 12 months following the service termination date, (ii) if Mr. Douglas’ service is terminated by the Company other than for Cause or by Mr. Douglas for Good Reason, in each case other than in connection with a Change in Control, the Options terminate 18 months following the service termination date and (iii) if Mr. Douglas’ service is terminated by the Company other than for Cause or by Mr. Douglas for Good Reason, in each case within 3 months prior to, or 18 months following, a Change in Control, the Options terminate 24 months following the service termination date. In any event, the Options terminate no later than 10 years from the Grant Date.

The foregoing descriptions of the Employment Agreement, the Restricted Stock Units Agreement, the Plan Option Agreement and the Non-Plan Option Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions thereof, copies of which are filed as Exhibits 10.1. 10.2, 10.3 and 10.4 to this Form 8-K, respectively, and are incorporated in this Item 1.01 by reference.

A copy of the Company’s press release dated October 4, 2005 is filed as Exhibit 99.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

(a) The information contained in the sixth through ninth paragraphs of Item 1.01 of this Form 8-K relating to the grant to Mr. Douglas of the Restricted Stock Units, the Plan Options and the Non-Plan Options is incorporated into in this Item 3.02(a) by reference and shall constitute the Company’s Item 3.02 (a) disclosure.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) As of the date on which Mr. Douglas commences his employment with the Company, Peter A. Deliso will no longer serve an Interim Chief Executive Officer of the Company. At that time he will assume the office of Senior Vice President, Corporate Affairs in addition to his other corporate offices.

(c)

Employment of Dean J. Douglas

The information contained in Item 1.01 of this Form 8-K is incorporated by reference into this Item 5.02(c) and shall constitute the Company’s Item 5.02(c) disclosure.

Mr. Douglas, age 48, has 25 years of experience in the systems and telecommunications industries. From 2002 to 2005 Mr. Douglas served as Vice President, Communications and Distribution Sectors, IBM Global Services, a business segment of International Business Machines ("IBM"). In that position, Mr. Douglas was responsible for the outsourcing, out-tasking and business transformation services businesses for the telecommunications industry in the Americas, where his clients included most of the major telecommunications carriers. From 2000 to 2002, Mr. Douglas served as the General Manager, Wireless Services of IBM Global Services. Prior to joining IBM in 2000, Mr. Douglas served in various capacities in the Cellular Infrastructure Group and the Land Mobile Products Sector of Motorola, Inc. ("Motorola"), as well as General Manager of Motorola’s Invisix joint venture with Cisco Systems, Inc. Mr. Douglas is a director of American Tower Corp.

Continuation of Employment of Charles R. Waldron

On April 21, 2005, the Board of Directors of the Company approved the appointment of Charles R. Waldron to serve as the Interim Chief Financial Officer of the Company for a term of six months starting April 25, 2005 and ending October 25, 2005. On October 4, the Board of Directors of the Company announced that it has decided to continue to retain Mr. Waldron as Chief Financial Officer upon the terms and conditions set forth in the Amended Executive Services Agreement, dated October 4, 2005, between the Company and Tatum CFO Partners, LLP ("Tatum Partners") (the "Amended Executive Services Agreement").

Pursuant to the Amended Executive Services Agreement, Mr. Waldron will receive a salary of $22,916.67 per month, which may be increased by the Company from time to time. Mr. Waldron will be eligible to receive cash bonuses and option or equity grants. Mr. Waldron will not be entitled to participate in any Company- sponsored health plans, but the Company will reimburse him for medical and dental insurance in an amount not to exceed $324 per month. Mr. Waldron will be entitled to participate in the Company’s employee retirement and/or 401(k) plans and to vacation and holidays consistent with the Company's policy for senior management. Mr. Waldron also will be entitled to coverage under the Company’s liability insurance policy for directors and officers. In the event that the Amended Executive Services Agreement is terminated through no fault of Mr. Waldron or Tatum Partners, Mr. Waldron will be entitled to receive severance benefits in accordance with the Company’s then-current guidelines for senior executives.

As compensation for the engagement of Mr. Waldron, beginning on October 26, 2005, the Company will pay Tatum Partners an amount equal to (i) 20% of Mr. Waldron’s salary during the first and second months under the Amended Executive Services Agreement, (ii) 12% of Mr. Waldron’s salary during the third month under the Amended Executive Services Agreement and (iii) $1,000 per month during the remainder of the Amended Executive Services Agreement. In addition, the Company shall be obligated to pay Tatum Partners 15% of any cash bonus paid to Mr. Waldron and the percentage of any severance payments made to Mr. Waldron described in clauses (i) and (ii) of the preceding sentence.

The Amended Executive Services Agreement may be terminated by the Company or Tatum Partners at any time upon at least 30 days’ prior written notice. The Amended Executive Services Agreement will terminate immediately upon the death or disability of Mr. Waldron. Tatum Partners may terminate the Amended Executive Services Agreement immediately if (i) the Company is engaged in, or asks Mr. Waldron to engage in or to ignore, any illegal or unethical activity, (ii) the Company is not in compliance with its obligations under the Amended Executive Services Agreement , (iii) Mr. Waldron ceases to be a partner of Tatum Partners for any reason other than his death or disability or (iv) upon ten days advance written notice by Tatum Partners of non-payment by the Company of amounts due under the Amended Executive Services Agreement, unless such amounts are paid.

The Company will have the opportunity to make Mr. Waldron a permanent member of Company management at any time during the term of the Amended Executive Services Agreement. The Company has agreed that, during the 12- month period following the termination of the Amended Executive Services Agreement, it will not engage Mr. Waldron other than as a permanent employee. If the Company breaches the foregoing agreement, it will be obligated to pay Tatum Partners as liquidated damages an amount equal to 25% of Mr. Waldron’s annualized salary (as defined in the Amended Executive Services Agreement).

The foregoing description of the Amended Executive Services Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, a copy of which is filed as Exhibit 10.5 to this Form 8-K and is incorporated in this Item 5.02(c) by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

The exhibits filed as part of this Current Report on form 8-K are listed on the Exhibit Index immediately preceding such exhibit, which Exhibit Index is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC International, Inc.

October 4, 2005	By:	Peter A. Deliso

Name: Peter A. Deliso
Title: Interim Chief Executive Officer, Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated as of October 4, 2005, between LCC International, Inc. and Dean J. Douglas.
10.2	Agreement, dated as of October 4, 2005, between LCC International, Inc. and Dean J. Douglas with respect to the grant of certain restricted stock units with respect to 500,000 shares of Class A common stock pursuant to the Amended and Restated Equity Incentive Plan.
10.3	Agreement, dated as of October 4, 2005, between LCC International, Inc. and Dean J. Douglas with respect to the grant of options to purchase 500,000 shares of Class A common stock pursuant to the Amended and Restated Equity Incentive Plan.
10.4	Agreement, dated as of October 4, 2005, between LCC International, Inc. and Dean J. Douglas with respect to the grant of options to purchase 500,000 shares of Class A common stock.
10.5	Amended Executive Services Agreement, dated as of October 4, 2005, between LCC International, Inc. and Tatum CFO Partners, LLP.
99.1	Press Release of the Company, dated October 4, 2005.